UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2024

Mallinckrodt plc

(Exact name of registrant as specified in its charter)

Ireland	001-35803	98-1088325
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

College Business & Technology Park, Cruiserath, Blanchardstown, Dublin 15, Ireland

(Address of principal executive offices)

+353 1 696 0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2024, Mallinckrodt plc, a public limited company (“Mallinckrodt”), announced an extension to the current employment agreement between Sigurdur (Siggi) Olafsson, Mallinckrodt’s President and Chief Executive Officer, and Mallinckrodt’s indirect subsidiary ST Shared Services LLC (the “Employment Agreement Extension”), dated January 25, 2024. In connection with Mallinckrodt’s recent emergence from bankruptcy and pursuant to the terms of his employment agreement with ST Shared Services (the “Existing Agreement”), Mr. Olafsson had previously provided written notice of his intention to resign as an employee effective January 29, 2024. The Employment Agreement Extension was entered into in connection with the ongoing discussions between Mr. Olafsson and Mallinckrodt regarding a new mutually agreeable employment agreement. While there is no assurance that the ongoing discussions will result in Mr. Olafsson remaining with Mallinckrodt past the Extension Period, Mallinckrodt currently anticipates finalizing the terms of a new agreement with Mr. Olafsson during the Extension Period in connection with its broader efforts to identify new members of its Board of Directors.

As a result of entering into the Employment Agreement Extension, Mr. Olafsson has agreed to remain with Mallinckrodt for an additional thirty-day period through February 28, 2024 (the “Extension Period”), on the same terms and conditions as under his Existing Agreement. During the Extension Period, Mr. Olafsson will continue to receive his base salary and participate in benefit plans in accordance with the terms of the Existing agreement. In addition, upon the conclusion of the Extension Period, he will receive a cash payment of $123,750, which is equal to his target bonus amount attributable under his Existing Agreement to the Extension Period. The Employment Agreement Extension also provides that Mallinckrodt will reimburse Mr. Olafsson for reasonable, documented legal and tax advisory fees he incurs in connection with the ongoing negotiation of his potential continued employment terms, subject to execution of a release in accordance with the Existing Agreement if he does not enter into a new employment agreement. Upon the termination of his employment on the last day of the Extension Period, Mr. Olafsson will also receive the severance payments and benefits that he is entitled to receive pursuant to his Existing Agreement, subject to the terms and conditions set forth in the Existing Agreement.

The foregoing description of the Employment Agreement Extension is qualified in its entirety by references to the terms and conditions of the Employment Agreement Extension, which is attached to this Current Report as Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Employment Agreement Extension, by and between ST Shared Services LLC and Sigurdur Olafsson, dated January 25, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MALLINCKRODT PLC
(registrant)

By:	/s/ Mark Tyndall
Mark Tyndall
Executive Vice President, Chief Legal Officer & Corporate Secretary

Date: January 26, 2024

3